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EXBIBIT 99B.2
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SELECTED DATA                                  U S WEST MEDIA GROUP
(UNAUDITED)
                                            Quarter Ended
                                              March 31,      Percent
                                           1997      1996    Change
                                        --------- --------- -------
Other Proportionate Information
 (in thousands unless noted)
 Domestic Cable Subscribers (1)<F1>         5,025    4,873      3.1
 Domestic Cable Homes Passed (1)<F1>        8,308    8,166      1.7

International Subscribers:
  Cable (1)<F1>                             1,166       919     26.9
  Wireless                                    612       334     83.2

  Domestic Cellular Subscribers             1,984     1,437     38.1
  Domestic PCS Subscribers                     27         -       -

  Domestic Cellular POPs-managed
    (millions)                               20.3      20.0      1.5
  Domestic PCS POPs (millions)               14.7      13.7      7.3

  Dex Revenue per Directory
    Advertiser (whole dollars)             $2,224    $2,071      7.4

Media Group Investing Activity
 (in millions)
  Cable and Telecommunications
    Domestic Investments *<F2>               $261       $44       -
    International Investments                  12         7     71.4
  Wireless
    Domestic Investments                      141        88     60.2
    International Investments                  34        94    (63.8)
  Directory & Other                            16         9     77.8
  Asset sales                                (206)        -       -
                                        --------- ---------
      Total                                  $258      $242      6.6
                                        ========= =========

<F1>
(1) The 1996 amounts are pro forma as if the Continental
    Cablevison merger occurred January 1, 1996.
<F2>
* Excludes $1,150 paid to Continental shareholders in first quarter 1997.
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